EXHIBIT 5.1.4

                      OPINION OF COUNSEL REGARDING LEGALITY

                     TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.
                         Attorneys and Counselors at Law
                         The Lincoln Center, Suite 2750
                               1660 Lincoln Street
                                 (303) 839-1572
                               FAX: (303) 832-9233

October 15, 2004
Enwin Resources Inc.
700 West Pender Street, Suite 1204
Vancouver, British Columbia
Canada V6C 1G8

Re: Opinion and Consent of Counsel with respect to Registration Statement on Form SB-2 on behalf of Enwin Resources Inc.

You have requested our opinion as special counsel for Enwin Resources Inc., a Nevada corporation (the "Company") and in connection with the Company's proposed public offering of the Company's common stock, $0.001 par value per share (the "Shares"), pursuant to the filing of a Registration Statement on Form SB-2 with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

The following opinion is based upon the Securities Act of 1933 as amended, (the "Act") and Nevada laws.


                           THE REGISTRATION STATEMENT


     The Registration Statement relates to the offering of 2,000,000 shares of the Company's common stock (the "Shares"), par value $0.001 per share.


                               BASIS FOR OPINION


     The documentary basis and other basis for this opinion is my review and analysis of the below listed items:

1. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

2. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

3. Records of the corporate proceedings relating to the issuance of the Shares.

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4. Such other instruments as we believed  necessary for the purpose of rendering the following opinion.

     In such examinations, we have assumed that the documents and signatures examined by us are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.


                                 LEGAL OPINION


     Based upon our review of the Company Records, the Registration Statement and the Eligibility Requirements, we are of the opinion that:

1. Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

2. Shares Duly Authorized and Validly Issued: That Shares are duly authorized, legally and validly issued, and fully paid and non-assessable.


                        CONSENT TO USE OF LEGAL OPINION


     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                              Very truly yours,

                              /s/ Trimble Tate Nulan Evans & Holden, P.C.
                              -------------------------------------------
                              TRIMBLE TATE NULAN EVANS & HOLDEN, P.C.